EXHIBIT 1.2

CANADA                                                                    NUMBER
PROVINCE OF BRITISH COLUMBIA                                              219019

                                [GRAPHIC OMITTED]

                          Province of British Columbia
                   Ministry of Consumer and Corporate Affairs
                             REGISTRAR OF COMPANIES

                                   COMPANY ACT

                          Certificate of Incorporation

                              I HEREBY CEPTIFY THAT

                            GOLDEN TREND ENERGY LTD.

4

              HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT




[GRAPHIC OMITTED]            GIVEN UNDER MY HAND AND SEAL OF OFFICE
                                        AT VICTORIA
                                        THIS 24TH DAY OF OCTOBER, 1980

                                        BY:  /s/ L.G. Huck
                                        DEPUTY REGISTRAR OF COMPANIES